As filed with the Securities and Exchange Commission on April 12, 2000.
                                                                                         Registration No. __________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 ---------------

                                  GAINSCO, INC.
             (Exact name of registrant as specified in its charter)

             Texas                                      75-1617013
(State or other jurisdiction of          (I.R.S. employer identification number)
 incorporation or organization)

                               500 Commerce Street
                             Fort Worth, Texas 76102
                    (Address of principal executive offices)

                                 ---------------

                            GAINSCO, INC. 401(k) PLAN
                            (Full title of the Plan)

                                 ---------------

                                GLENN W. ANDERSON
                                    President
                               500 Commerce Street
                             Fort Worth, Texas 76102
                     (Name and address of agent for service)

                                 (817) 336-2500
          (Telephone number, including area code, of agent for service)

                                 ---------------

                                    COPY TO:
                                    SAM ROSEN
                    Shannon, Gracey, Ratliff & Miller, L.L.P.
                               1600 Bank One Tower
                                500 Throckmorton
                          Fort Worth, Texas 76102-3899
                                 (817) 877-8108

    APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN:
     From time to time after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
               Title of                       Amount               Proposed              Maximum            Amount of
              Securities                       to be               Maximum              Offering           Registration
           to be Registered                 Registered        Offering Price Per        Price (1)             Fee(1)
                                                                  Share (1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10             100,000 shares            $5.75               $575,000               $152
per share
=======================================================================================================================

-----------------
(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the offering price and registration fee are based on a price of $5.75 per share, which price is an average of the high and low prices of the Common Stock on the New York Stock Exchange on April 11, 2000. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also registers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan named above.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Note: The document(s) containing the information specified in Item 1 of
Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). As specified in Form S-8, such documents are not filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Note: The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this registration statement, and stating that these documents are incorporated by reference in the Section 10(a) prospectus. The statement also will indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement will include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended December 31, 1999; and (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (No. 001-09828) filed July 7, 1996, as supplemented and amended by Exhibit 99.18 to the Form 8-K Report filed by the Registrant on October 7, 1999.

     All documents filed by the Registrant or the GAINSCO, INC. 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     The class of Common Stock, par value $.10 per share, to be offered is registered under Section 12(b) of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock, par value $.10 per share, of the Registrant offered pursuant to the GAINSCO, INC. 401(k) Plan has been passed upon by Shannon, Gracey, Ratliff & Miller, L.L.P., 1600 Bank One Tower, 500 Throckmorton, Fort Worth, Texas 76102-3899. At the time such firm's opinion as to the legality of the Common Stock was rendered, Mr. Sam Rosen, a partner in Shannon, Gracey, Ratliff & Miller, L.L.P., was a director and the secretary of the Registrant. At such time he beneficially owned Common Stock and had the relationships with the Registrant set forth in Items 1 and 12 of Registrant's Annual Report on Form 10-K dated March 30, 2000, which information is incorporated herein by this reference.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is a Texas corporation and the Texas Business Corporation Act (the "TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

     Reference is made to Article 9 of Registrant's Restated Articles of Incorporation and Section 7.07 of Registrant's Bylaws, which provide for indemnification of directors and officers to the full extent provided by applicable law.

     Additionally, Article 14 of the Registrant's Restated Articles of Incorporation limits the personal liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for an act or omission in such director's capacity as a director, except that such Article 14 does not eliminate or limit the liability of a director for (i) a breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such director's office, (iv) an act or omission for which the liability of such director is expressly provided for by statute, or (v) an act related to an unlawful stock purchase or payment of a dividend.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

 Exhibit
 Number           Description of Exhibit

  *4.1 Restated Articles of Incorporation of Registrant as filed with the Secretary of State of Texas on July 24, 1986 [Exhibit 3.1, filed in Registration Statement No. 33-7846 on Form S-1, effective November 6, 1986].

  *4.2 Articles of Amendment to the Articles of Incorporation as filed with the Secretary of State of Texas on June 10, 1988 [Exhibit 3.2, filed in Registration Statement No. 33-25226 on Form S-1, effective November 14, 1988].

  *4.3 Articles of Amendment to Articles of Incorporation as filed with the Secretary of State of Texas on August 13, 1993 [Exhibit 3.6, Form 10-K dated March 25, 1994].

  *4.4 Statement of Resolution Establishing and Designating Series A Convertible Preferred Stock of Registrant as filed with the Secretary of State of the State of Texas on October 1, 1999 [Exhibit 99.18, Form 8-K dated June 29, 1999].

  *4.5 Rights Agreement, dated as of March 3, 1988, between the Registrant and Team Bank/Fort Worth, N.A. [Exhibit 1, Form 8-K dated March 14, 1988].

  *4.6 Amendment No. 1 dated as of March 5, 1990 to Rights Agreement dated as of March 3, 1988 between Registrant and Team Bank as Rights Agent [Exhibit 4.2, Form 10-K dated March 27, 1992].

  *4.7 Amendment No. 2 dated as of May 25, 1993 to Rights Agreement between Registrant and Society National Bank (successor to Team Bank (formerly Texas American Bank/Fort Worth, N.A.)), as Rights Agent [Exhibit 4.4, Form 10-K dated March 25, 1994].

  *4.8 Amendment No. 3 to Rights Agreement and appointment of Continental Stock Transfer & Trust Company as Successor Rights Agent, dated September 30, 1994 [Exhibit 10.29, Form 10-K dated March 30, 1995].

  *4.9 Amendment No. 4 dated June 29, 1999 to Rights Agreement between Registrant and Continental Stock Transfer & Trust Company [Exhibit 99.21, Form 8-K dated June 29, 1999].

  *4.10 Form of Common Stock Certificate [Exhibit 4.6, Form 10-K dated March 28, 1997].

  *4.11 Agreement dated August 26, 1994 appointing Continental Stock Transfer & Trust Company transfer agent and registrar [Exhibit 10.28, Form 10-K dated March 30, 1995].

   *4.12 Revolving Credit Agreement dated November 13, 1998 among Registrant, GAINSCO Service Corp. and Bank One, Texas, N.A., First Amendment thereto dated October 4, 1999 and related Promissory Note, Security Agreement and Pledge Agreement [Exhibits 10.50 to 10.53, Form 10-K/A dated March 30, 1999;
                  Exhibit 99.22, Form 8-K dated October 4, 1999].

   *4.13 Securities Purchase Agreement dated as of June 29, 1999 between Registrant and Goff Moore Strategic Partners, L.P. and related Series A Common Stock Purchase Warrant and Series B Common Stock Purchase Warrant [Exhibit 2.1, Form 8-K dated June 29, 1999; Exhibits 99.19 and 99.20, Form 8-K dated October 4, 1999].

   +5 Opinion of Shannon, Gracey, Ratliff & Miller, L.L.P. regarding legality of registered securities.

  +23.1           Consent of KPMG LLP to incorporation by reference.

  +23.2 Consent of Shannon, Gracey, Ratliff & Miller, L.L.P. (included in the opinion of Shannon, Gracey, Ratliff & Miller, L.L.P. filed herewith).

  +24             Powers of Attorney.

  +99.1           GAINSCO, INC. 401(k) Plan and related Adoption Agreement.

-----------------
* Exhibit has previously been filed with the Commission as an exhibit in the filing designated in brackets and is incorporated herein by this reference. Registrant's file number for reports filed under the Securities Exchange Act of 1934 is 1-9828.

+    Filed herewith (see Exhibit Index).
-----------------

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on the 11th day of April, 2000.

                                       GAINSCO, INC.



                                       By /s/ Glenn W. Anderson
                                          -------------------------------------
                                          Glenn W. Anderson, President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signatures                                   Title                                 Date
                 ----------                                   -----                                 ----

                                                         President, Chief
/s/ Glenn W. Anderson                                   Executive Officer                     April 11, 2000
--------------------------------------------               and Director
Glenn W. Anderson                                 (Principal Executive Officer)

                                                      Senior Vice President,
                                                     Chief Financial Officer                  April 11, 2000
/s/ Daniel J. Coots                                        and Director
--------------------------------------------         (Principal Financial and
Daniel J. Coots                                        Accounting Officer)

                                                            Secretary
Sam Rosen*                                                 and Director                       April 11, 2000
--------------------------------------------
Sam Rosen

J. Randall Chappel*                                          Director                         April 11, 2000
--------------------------------------------
J. Randall Chappel

John C. Goff*                                     Director                         April 11, 2000
-----------------------------------
John C. Goff


Robert J. McGee, Jr.*                             Director                         April 11, 2000
-----------------------------------
Robert J. McGee, Jr.


Joel C. Puckett*                                  Director                         April 11, 2000
-----------------------------------
Joel C. Puckett


Harden H. Wiedemann*                              Director                         April 11, 2000
-----------------------------------
Harden H. Wiedemann


John H. Williams*                                 Director                         April 11, 2000
-----------------------------------
John H. Williams


*By: /s/ Glenn W. Anderson
     ------------------------------
     Glenn W. Anderson,
     Attorney-in-fact
     Under Power of Attorney

THE PLAN.

     Pursuant to the requirements of the Securities Act of 1933, the persons who administer the GAINSCO, INC. 401(k) Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on April 11, 2000.

                                       GAINSCO, INC. 401(k) PLAN



                                       By /s/ Glenn W. Anderson
                                          --------------------------------------
                                          Glenn W. Anderson, Chairman
                                          of 401(k) Plan Investment Committee

                                INDEX TO EXHIBITS

Exhibit No.       Exhibit
-----------       -------

 +5               Opinion of Shannon, Gracey, Ratliff & Miller, L.L.P. regarding legality of registered securities.

+23.1             Consent of KPMG LLP to incorporation by reference.

+23.2             Consent of Shannon, Gracey, Ratliff & Miller, L.L.P. (included in the opinion of
                  Shannon, Gracey, Ratliff & Miller, L.L.P. filed herewith).

+24               Powers of Attorney.

+99.1             GAINSCO, INC. 401(k) Plan and related Adoption Agreement.